EXHIBIT 4.3

                  INVESTOR WARRANT TO PURCHASE COMMON STOCK OF
                        GRASS ROOTS COMMUNICATIONS, INC.

         This is to certify that ____________________________ (the "Holder") is entitled, subject to then terms and conditions hereinafter set forth, to purchase _____________ shares of Common Stock, par value $.001 per share (the "Common Shares"), of Newport International Group, Inc, a Delaware corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check or other check payable to the order of the Company.

         The purchase rights represented by this Inventor Warrant are exercisable commencing on the closing date of the Offering pursuant to which this Investor Warrant is issued for a period of five (5) years, at a price per Common Share of $1.25 (the "Exercise Price"), subject to an adjustment as provided hereafter.

         The purchase rights represented by this Investor Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified; provided, however, that such purchase rights shall riot be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Investor Warrant, the Company shall cancel this Investor Warrant on surrender hereof and shall execute and deliver a new Investor Warrant of like tenor and date for the balance of the shares purchasable hereunder.

         Provided the Company has in place a registration statement relating to the Common Stock underlying this Investor Warrant and any so-called lock-up applicable to such shares has been eliminated or waived, the Company may call this Investor Warrant at a call price of $.O1 per underlying Common Share provided the Company's Common Stock trades at or above $300 per share, based on the reported closing bid price of the Common Stock, for IS consecutive trading days within 30 days of the Company's written notice of the Company's intention to call this Investor Warrant. In the event this Investor Warrant has not been exercised by written notice Within 30 days of such notice, this Investor Warrant will cease to exist.

         In the event the Company fails to pay interest on the Company's promissory note pursuant to which this Warrant was issued within the time prescribed by such promissory note, then the exercise price of this Warrant shall be reduced by 10% per each such occurrence.

         In the event the Company issues any shares of its Common Shares or issues any options, warrants, convertible preferred stock or convertible debt issuable or convertible into Common Shares of the Company at an exercise or conversion price per share less than $0.75 per share (or lesser price resulting from any subsequent reset price below $0.75) within two years following the final closing dace of the Offering, pursuant to which this Investor Warrant is issued, then the exercise price of this Investor Warrant shall be reset to such lower price. This reset provision shall not apply with regard to options and warrants covered by a Form S-8 Registration Statement for employees, directors, and consultants that are unanimously approved by he Board of Directors, provided that such Board includes a Board member nominated by vFinance Investments, Inc. or successor firm. In addition, the reset provision shall not apply with respect to any securities approved by a majority in interest of the principle amount of promissory notes issued in this Offering.

         In the event the outstanding Common Stock of the Company is hereafter changed into or exchanged for a different number or kind of shares, or other securities of the Company, or of another corporation, by reason of merger, consolidation, or other reorganization, recapitalization, reclassification, combination of shares, stock split-up, reverse stock split, forward stock split, stock dividend, or otherwise, the aggregate number, price and kind of securities subject to the exercise rights of this Warrant shall he adjusted appropriately.

         The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Investor Warrants of like tenor then outstanding.

         This Investor Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Investor Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Investor Warrant shall be exercised.

         In the event that the outstanding Common Shares hereafter are changed Into or exchanged for a different number or kind of shares or other securities of the company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

         (a) The aggregate number, price and kind of Common Shares subject to this Investor Warrant shall be adjusted appropriately;

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         (b)      Rights under this Investor Warrant, both as to the number of subject Common Shares and the Investor Warrant exercise price, shall be adjusted appropriately; and

         (c) In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Investor Warrant shall terminate, but the registered owner of this Investor Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Investor Warrant in whole or in part to the extent that it shall not have been exercised.

         The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests

         The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Investor Warrant or any portion thereof prior to fulfillment of all the following conditions:

                  The Holder acknowledges and recognizes that unless a Registration Statement is effective and current with respect w the underlying Common Shares, sales may only be made pursuant to Rule 144 under the Securities Act of 1933 (the Act), following expiration of any applicable holding period.

                  The Holder shall have the right to exercise all or a portion of this Investor Warrant as follows:

         (a) The completion of any required registration or other qualification of such shares under any federal or stags law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

         (b) The obtaining of any approval or other clearance from any fedora] or state government agency. which is necessary;

         (c) The obtaining from the registered owner of the Investor Warrant, as required in the sole judgment of the Company, a representation in writing that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Investor Warrants and the related shares have not been registered under the Act; and

         (d) The placing on the certificate, as required in the sole judgment of the Company, of an appropriate legend and the issuance of stop transfer instructions in connection with this Investor Warrant and the underlying shares of Common Stock to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR TEE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES RAPE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN TEE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS. "

         IN WITNESS WHEREOF, the Company has caused this Investor Warrant to be executed by the signature of its duly authorized officer,

                                        NEWPORT INTERNATIONAL GROUP, INC.

                                        By: _____________________
                                            Cery Perle, President

                                        Date: ___________________

                                        _________________________

                                        Name: ___________________

                                        Date: ___________________

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